Exhibit 4.1


D & E Communications, Inc.
Form of Stock Certificate


   NUMBER                                                      SHARES


COMMON STOCK                                                       COMMON STOCK
                                                               CUSIP 232860 10 6
                           D & E Communications, Inc.
                              Ephrata, Pennsylvania
         Incorporated under the laws of the Commonwealth of Pennsylvania

This Certifies that



is the owner of

             Full paid and non-assessable shares of the par value of
                   sixteen cents each of the common stock of
                           D & E Communications, Inc.
transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate, properly endorsed.
   WITNESS of the Seal of said Company and the signatures of its duly authorized officers.

Dated:

                  SECRETARY                                        PRESIDENT